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                                                                   Exhibit 10.77


                                                                  Execution Copy


                                   AGREEMENT


                                By And Between


                               S. Linn Williams



                                      And


                             Edison Mission Energy


                               February 5, 2000
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                                                                  Execution Copy


                               Table of Contents

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ARTICLE 1:  DEFINITIONS; INTERPRETIVE MATTERS.........................................    1
     Section 1.01    Definitions......................................................    1
     Section 1.02    Interpretive Matters.............................................    3

ARTICLE 2:  EMPLOYMENT AND COMPENSATION...............................................    3
     Section 2.01    Resignation......................................................    3
     Section 2.02    Further Assurances...............................................    4
     Section 2.03    Effect of Resignation............................................    4
     Section 2.04    Compensation and Benefits........................................    4
     Section 2.05    Withholding......................................................    8
     Section 2.06    Company Property.................................................    8
     Section 2.07    Releases.........................................................    8

ARTICLE 3:  ADDITIONAL COVENANTS OF EXECUTIVE.........................................    9
     Section 3.01    Confidentiality..................................................    9
     Section 3.02    Stock Activity...................................................   11
     Section 3.03    Intentionally Omitted............................................   12
     Section 3.04    Non-Solicitation; Non-Disparagement; Non-Interference............   12
     Section 3.05    Ownership of Works...............................................   13
     Section 3.06    Cooperation With Legal Process...................................   13

ARTICLE 4:  GENERAL PROVISIONS........................................................   14
     Section 4.01    Opportunity to Review With Counsel...............................   14
     Section 4.02    Choice of Law....................................................   14
     Section 4.03    Remedies.........................................................   14
     Section 4.04    Severability.....................................................   14
     Section 4.05    No Amendment; Entire Agreement; No Waiver........................   14
     Section 4.06    Right Of Offset..................................................   15
     Section 4.07    Parties of Interest..............................................   15
     Section 4.08    Notices..........................................................   15
     Section 4.09    Counterparts.....................................................   15
     Section 4.10    Publicity........................................................   16
     Section 4.11    Headings.........................................................   16
     Section 4.12    Attorneys Fees...................................................   16
     Section 4.13    Further Assurances...............................................   16
     Section 4.14    Additional Covenants of the Company..............................   16
     Section 4.15    Dispute Resolution...............................................   16
     Section 4.16    Approvals........................................................   17

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                                                                  Execution Copy

SCHEDULE OF ADDRESSES

SCHEDULE OF DEFERRED COMPENSATION

SCHEDULE OF OTHER TERMINATED BENEFITS

SCHEDULE OF RETIREMENT BENEFITS

SCHEDULE OF VESTED OPTIONS

FORM OF GENERAL RELEASE

FORM OF AGE DISCRIMINATION RELEASE

                                      ii
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                                                                  Execution Copy


                                   AGREEMENT

     THIS AGREEMENT ("Agreement") is entered into as of February 5, 2000 by and between S. Linn Williams (the "Executive") and Edison Mission Energy, a California corporation (the "Company").


                                   RECITALS

     WHEREAS, the Executive is an American citizen who was hired by the Company in California and employed there during most of his employment with the Company;

     WHEREAS, the Executive has recently been working for the Company in the United Kingdom as Senior Vice President of the Company with responsibility for its European operations; and

     WHEREAS, the Company has requested and Executive has agreed to resign from his positions at the Company on the terms set forth herein;

     NOW, THEREFORE, in consideration of the mutual agreements and covenants of the parties herein contained, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows.


                ARTICLE 1:    DEFINITIONS; INTERPRETIVE MATTERS


     SECTION 1.01 DEFINITIONS. As used herein the following terms have the following meanings:

          (a) "Affiliate" means, with respect to a specified Person, any Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

          (b) "Agreement" has the meaning specified in the introductory paragraph of this Agreement.

          (c) "Claims" has the meaning specified in the form of General Release attached hereto.

          (d) "Company" has the meaning specified in the introductory paragraph of this Agreement.

          (e) "Confidential Information" has the meaning specified in Section 3.01(a).

          (f) "Deferral Plans" means the Edison International Executive Deferred Compensation Plan and the Edison International Option Gain Deferral Plan.

          (g)   "Effective Date" shall be February 8, 2000.

          (h)   "Equity Plans" has the meaning specified in Section 2.04(d).

          (i) "Exchange Offer" means the exchange offer for the Company's phantom options contemplated by that certain memorandum dated January 17, 2000 from Alan J. Fohrer to holders of the Company's phantom options, which is based on an Exchange Offer assumed gross amount of $471.0647 per phantom EME Share (less exercise prices) as the terms of which may be amplified, extended or modified by the Company in the future, but the term "Exchange Offer" shall not include any exchange offer made after the expiration or termination of the first such exchange offer.

          (j) "Executive" has the meaning specified in the introductory paragraph of this Agreement.

          (k) "Group" means two or more Persons which agree to act together for the purpose of acquiring, holding, voting or disposing of Voting Stock or of acquiring, holding or disposing of any significant subsidiary, or significant amount of assets, of the Company or any Affiliate of the Company.

          (l)   "Materials" has the meaning specified in Section 3.05.

          (m)   "Options" has the meaning specified in Section 2.04(d).

          (n)   "Parent" means Edison International, a California corporation.

          (o) "Person" means and includes an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof or any entity similar to any of the foregoing.

          (p) "Releasee" has the meaning specified in the form of General Release attached hereto.

          (q) "Releasor" has the meaning specified in the form of General Release attached hereto.

          (r) "Schedule of Addresses" means the Schedule of Addresses attached hereto and incorporated herein by reference.

          (s) "Schedule of Deferred Compensation" means the Schedule of Deferred Compensation attached hereto and incorporated herein by reference.

          (t) "Schedule of Other Terminated Benefits" means the Schedule of Other Terminated Benefits attached hereto and incorporated herein by reference.

          (u) "Schedule of Retirement Benefits" means the Schedule of Retirement Benefits attached hereto and incorporated herein by reference.

          (v) "Schedule of Vested Options" means the Schedule of Vested Options attached hereto and incorporated herein by reference.

          (w) "Voting Stock" means shares of capital stock of the Parent that are entitled to vote in periodic elections for directors and any shares of capital stock, or similar securities, of the Company and any Affiliate of the Parent which are entitled to vote in periodic elections for directors or other similar governing board members.

          (x)   "Works" has the meaning specified in Section 3.05.

     SECTION 1.02 INTERPRETIVE MATTERS. In this Agreement, unless the context otherwise requires, the singular shall include the plural, the masculine shall include the feminine and neuter, and vice versa. The terms "includes" or "including" shall mean "including without limitation." References to a Section, Article, Exhibit or Schedule shall mean a Section, Article, Exhibit or Schedule of this Agreement, and reference to a given agreement or instrument shall be a reference to that agreement or instrument as modified, amended, supplemented and restated through the date as of which such reference is made. This Agreement and any documents or instruments delivered pursuant hereto shall be construed without regard to the identity of the Person who drafted the various provisions of the same. Each and every provision of this Agreement and such other documents and instruments shall be construed as though the parties participated equally in the drafting of the same. Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.


                   ARTICLE 2: EMPLOYMENT AND COMPENSATION


     SECTION 2.01 RESIGNATION. Effective upon the Company's approval and execution of this Agreement, Executive does hereby resign from any and all positions of responsibility or authority at the Company, any subsidiary, parent or Affiliate of the Company, any other entity in which the Company or any of its Affiliates has an investment where Executive's position with such entity is related to such investment, and any division, unit, plan, program, trust, fund, project or other subdivision established, organized or sponsored by the Company or any of its subsidiaries, parents or Affiliates or any such other entity, whether such position is that of an agent, officer, manager, member, partner, executive, trustee,

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administrator, director or otherwise. Notwithstanding the foregoing, if the
Effective Date is after the date hereof, then between the date hereof and the Effective Date, Executive shall remain an employee of the Company on administrative leave, entitled to compensation for such period at his current base rate of salary and existing fringe benefits, but it is understood that Executive shall have no authority to bind or to determine or direct any activity of, or represent, the Company or any of its Affiliates during such period. Upon the Effective Date, and without any further action by Executive or the Company, Executive's employment with the Company shall end.

     SECTION 2.02 FURTHER ASSURANCES. To the extent necessary, Executive agrees from time-to-time, upon the Company's reasonable request, to execute any and all documents as may be necessary or desirable, in the reasonable and good faith judgment of the Company or any of its Affiliates, to further confirm and/or effectuate the aforesaid resignations.

     SECTION 2.03 EFFECT OF RESIGNATION. Executive and the Company agree that the resignation contained herein arises from the mutual agreement of the Executive and the Company, resulting in a cessation of Executive's continued employment. Such resignation shall be given the same effect as a termination of Executive's employment by the Company without cause for purposes of the Company's benefit plans including the Deferral and Equity Plans, but shall not constitute or be deemed to be any breach of any employment or other obligation or duty by either the Executive or by the Company or any of its Affiliates, whether express or implied, for any purpose.

     SECTION 2.04 COMPENSATION AND BENEFITS. Executive hereby agrees that the following accurately reflect all of the compensation, benefits or perquisites payable or otherwise to be provided to Executive by the Company and its Affiliates on and after the Effective Date as a result of Executive's employment by and separation from the Company and its Affiliates and that Executive is not entitled to any other compensation, benefits, or perquisites except as set forth in this Agreement:

          (a) Salary. On the Effective Date, Executive will receive accrued base salary from the end of the immediately preceding payroll period for which payment has been made through the Effective Date.

          (b) Accrued Vacation. On the Effective Date, the Company will pay Executive such amounts as are due Executive for accrued and unused vacation time in accordance with the Company's usual policies.

          (c) Executive Incentive Compensation Plan. On the Effective Date, the Company will pay Executive a bonus amount for the 1999 year under the Company's Executive Incentive Compensation Plan equal to a gross amount, before withholding, of One Hundred Seventy-Seven Thousand Five Hundred U.S. Dollars Exactly (U.S.$177,500). Executive shall not be entitled to any further payments under the Company's Executive Incentive Compensation Plan, including for any period after 1999. Nothing in this paragraph shall

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create any inference or expectation regarding bonuses actually to be paid to participants in such Plan for the 1999 year, which may be above or below target amounts for individuals or in the aggregate.

          (d) Options. For purposes of the vesting of any unvested awards previously made to Executive under the Edison International Equity Compensation Plan or under the Edison International Management and Officer Long-Term Incentive Compensation Plans (the "Equity Plans"), Executive's employment by the Company shall be given the same effect as if Executive had remained regularly employed through the Effective Date. Executive and the Company agree that, as of the Effective Date, Executive's vested options to acquire stock of the Parent have been exercised in full and that vested phantom options in respect of the Company are as set forth in the Schedule of Vested Options attached hereto and incorporated herein by reference (the "Options"). From and after the Effective Date, the Executive shall no longer be eligible for grants of any awards under the Equity Plans or under any other long-term incentive plan of the Company or its Affiliates, and all unvested awards shall terminate as of the Effective Date. On March 16, 2000, the Company shall pay to Executive, by wire transfer in accordance with Executive's reasonable written instructions given at least forty-eight (48) hours in advance, a gross amount, before withholding, that is equal to the difference between U.S.$441.008 per phantom share and the pertinent exercise price of such share as shown on the Schedule of Vested Options for each vested phantom Option of the Company. From and after the date hereof, Executive shall have no further rights or entitlements in respect of such phantom Options or any phantom options in respect of the Company subject to the following: provided that in the event that (i) such Exchange Offer is closed, and (ii) the terms on which such Exchange Offer is closed provide to holders of phantom options who were employed on the Effective Date (excluding any employee whose employment ends due to death, disability or normal retirement) a non-contingent exchange value per phantom share (excluding interest and anything of value that is subject to vesting on the performance of future services) that exceeds, as of the consummation of the Exchange Offer, U.S.$441.008 per phantom share, then and in such event, within thirty (30) days following the close of such Exchange Offer, the Company shall pay to Executive a gross amount, in cash, before withholding, equal to such excess multiplied by the number of total phantom Options of Executive shown on the Schedule of Vested Options. For the purpose of this section, the Exchange Offer will close when the Company determines that the conditions of the Exchange Offer are met and the Exchange Offer is consummated which is currently contemplated for April 1, 2000.

          (e) Deferral Plans. The Schedule of Deferred Compensation attached hereto and incorporated herein by reference sets forth, as of the date shown, the vested balance of Executive's deferral account in the Edison International Executive Deferred Compensation Plan and units credited to Executive's stock unit account in the Edison International Option Gain Deferral Plan. All deferred compensation benefits shown on the Schedule of Deferred Compensation, following the Effective Date, shall remain subject to the terms of the Deferred Compensation Plan applicable thereto.

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          (f)   Retirement Benefits.  The Schedule of Retirement Benefits
attached hereto and incorporated herein by reference sets forth, as of the Effective Date, the vested benefits payable to Executive under retirement plans of the Company and its Affiliates in which he has been a participant. All such benefits shown on the Schedule of Retirement Benefits, following the Effective Date, shall remain subject to the terms of the pertinent retirement plan applicable thereto, including the conditions to payment set forth therein. After the Effective Date, there will be no further accrual of benefits for Executive under such retirement plans.

          (g) Health Benefits. From the Effective Date until eighteen (18) months thereafter, Executive and his family shall remain eligible to continue to participate in medical and dental plans of the Company and its Affiliates on the same basis as if Executive had remained employed by the Company in his current position, provided that Executive shall be responsible for paying the premium costs therefor in accordance with the Company's ordinary practices in respect of former employees.

          (h) Other Insurance Coverage. Executive acknowledges that, except as provided in Section 2.04(g) above, no life, health, accident, disability or other insurance policies or health or welfare benefits will be provided for him by the Company or its Affiliates after the Effective Date.

          (i) Contract Costs. The Company will reimburse Executive for the reasonable fees and costs of any attorney, financial advisor, accountant and/or other professional advising and assisting Executive in the negotiations of this Agreement, up to Twenty-Five Thousand U.S. Dollars Exactly (U.S$25,000) in the aggregate.

          (j) Outstanding Expense Reports. Executive agrees to submit to the Company an expense report for all reimbursable and reasonable expenses he has incurred as an employee of the Company no later than the fifteenth business day following the Effective Date, and acknowledges that the business expenses to be contained in such expense report will be the only remaining reimbursable business expenses incurred by Executive while in the Company's employ. The Company will reimburse Executive for such expenses within thirty (30) days of Executive's submission of the report, to the extent such expenses are valid and reimbursable under Company policy.

          (k) Severance. As further consideration for Executive's execution of this Agreement, the Company agrees to provide the following severance benefits to Executive:

               (i) On the Effective Date, the Company shall make a one-time severance payment to Executive in an amount, prior to withholding, that is equal to Three Hundred Seventy-Five Thousand U.S. Dollars Exactly (U.S.$375,000).

               (ii) The Company currently pays Executive One Thousand Eight Hundred Twenty-Five U.S. Dollars Exactly (U.S.$1,825), before withholding, every other week as an overseas living allowance. The Company shall continue to make such payments

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until the earlier of (x) the first anniversary of this Agreement, and (y) the relocation of the primary residence of Executive's family back to the United States.

               (iii) In the event that the primary residence of Executive's family is relocated from London, England to the United States prior to the second anniversary of the date hereof, then the Company shall reimburse the reasonable costs of such relocation in accordance with the usual policies and practices of the Company in respect of similar relocations, including provision of supporting documentation, provided that, the Company's obligation for such reimbursement shall not exceed One Hundred Fifty Thousand U.S. Dollars Exactly (U.S.$150,000) in the aggregate. Notwithstanding the foregoing, such reasonable costs shall not include any costs related to finding or acquiring a residence in the United States and the Company shall have the right to select and/or approve all providers of services to Executive and his family in connection with such relocation if the Company is responsible for the reimbursement of the costs of same.

               (iv) The Company shall permit Executive and his family to occupy the Company-owned residence currently occupied by Executive and his family until the first anniversary of the date hereof on the same terms and conditions (i.e., rent-free) as such apartment is currently occupied by Executive. If Executive desires to continue to occupy such premises after such date, then he shall so notify the Company in writing no later than November 1, 2000. In such event, from and after the first anniversary of the date hereof, the Executive shall, subject to the availability of and the terms of the lease for such apartment, assume all of the Company's obligations in respect of such apartment and shall pay and discharge the same as and when due or, at the Company's election, reimburse the Company for the actual costs of all such obligations. Executive shall execute customary documents reasonably requested by the Company to memorialize such arrangement. Such arrangement shall be terminable by Executive at any time on sixty (60) days' prior written notice to the Company and shall be terminable by the Company only for Executive's breach of his obligations in respect of such apartment and unless such breach has been cured within thirty (30) days following the Company's written notice of breach, provided that, Executive's right to occupy such premises shall in all events expire on July 31, 2001. If Executive fails timely to notify the Company of his intent to continue to occupy the premises and assume all of the Company's obligations therefor, he shall voluntarily and entirely vacate the premises by the first anniversary of the date hereof.

               (v) Executive hereby acknowledges that he is not entitled to any of the foregoing severance benefits or compensation described in Section 2.04(k) either by contract or California law. The Company is providing these severance benefits and compensation in consideration for Executive's execution of this Agreement and to compensate him for any alleged and/or claimed losses allegedly due to the resignation of his employment.

               (vi) If for any reason, any claim, demand, obligation, cause of action, debt, expense, damage, judgment, order or liability is not released or is found to survive the Form of General Release and Form of Age Discrimination Release executed by Ex-

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ecutive, the full amount of the monetary benefits provided under Section 2.04(k)
shall be a credit towards and/or a set off against any monetary or other award on such claim, demand, obligation, cause of action, debt, expense, damage, judgment, order or liability regardless of the jurisdiction, foreign or domestic, in which it arises or is issued.

          (l) Other Compensation. Executive acknowledges that from and after the Effective Date, all other compensation, benefits and perquisites to which he has been entitled as an employee of the Company shall forthwith terminate and that he shall no longer be entitled to receive the same, including without limitation, reimbursement for the costs of a car and driver and for private club memberships. Without limiting the generality of the foregoing, the other benefits and perquisites in which Executive currently participates which shall no longer be available to him after the Effective Date are as set forth in the Schedule of Other Terminated Benefits attached hereto and incorporated herein by reference.

     SECTION 2.05 WITHHOLDING. Executive agrees that all compensation, benefits and perquisites payable hereunder shall be paid after withholding for taxes which, in the Company's reasonable good faith judgment, are required to be withheld by the Company, including income taxes at the then current published rates unless Executive elects to use higher rates. Notwithstanding the foregoing, it is understood that all personal income and related taxes applicable to any and all compensation, benefits and perquisites payable hereunder shall be paid by Executive, and the Company shall not be obligated to pay any such taxes or to provide Executive with funds for the payment of same.

     SECTION 2.06 COMPANY PROPERTY. Subject to Section 2.04(k)(iv), Executive agrees to return to the Company, as soon as practicable, but in any event on or prior to the Effective Date, all Company property, including, but not limited to, all keys, credit cards, documents, equipment (including computer and telephone equipment) automobiles, files, data and records of any kind whatsoever that he has in his possession or control regardless of the form for storage thereof (whether documentary, on discs or present on other electronic media). The Company agrees to permit Executive to retain copies of documents that are contained in his office files and that are personal in nature, subject to the Company's prior review of such materials and approval of their retention by the Executive. Notwithstanding the foregoing, the Company will cooperate and work together with Executive to facilitate Executive's assumption of the Company's future obligations in respect of any automobile currently leased by the Company for Executive if Executive chooses to assume such obligations.

     SECTION 2.07 RELEASES. In further consideration of the Company's entry into this Agreement with Executive and its promise to make payments and to provide benefits hereunder to which Executive is not otherwise entitled, Executive is, concurrent with the Company's execution of this Agreement, delivering to the Company executed copies of the forms of releases attached hereto, respectively, as "Form of General Release" and "Form of Age Discrimination Release." In the event that the Executive exercises his right to rescind

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

the Age Discrimination Release, then notwithstanding any other provision of this Agreement, the Company shall have the right, within five (5) days thereafter, to terminate any and all further obligations of the parties under this Agreement.


                ARTICLE 3:    ADDITIONAL COVENANTS OF EXECUTIVE


     SECTION 3.01   CONFIDENTIALITY.

          (a) Executive acknowledges that he has held a sensitive management position with the Company and that, by virtue of having held such position, he has had access to and has learned the Company's and its subsidiaries' and Affiliates' confidential and proprietary information and trade secrets pertaining to its and their past, present, planned or projected operations, results of operations, prospects, processes, know-how, services, projects, strategies, techniques, procedures, financial capabilities, assets, transactions, partners, financing sources and personnel, disclosure of any of which to present or future competitors, investors, partners or the general public would be highly detrimental to the best interests of the Company and its Affiliates. All such confidential and proprietary information to which Executive has had access as a result of his position with the Company are herein referred to as "Confidential Information." Examples of such confidential and proprietary information include, but are not limited to, the Company's investigations of and development and analytical work on potential future electric generation assets, both those potentially to be constructed and those potentially to be acquired. Executive further acknowledges and agrees that the right to maintain the confidentiality of such Confidential Information constitutes a proprietary right which the Company and its Affiliates are entitled to protect.

          (b) Accordingly, without limiting any obligations of Executive arising at law or pursuant to any existing agreement to which Executive is bound, Executive covenants and agrees to and in favor of the Company that, subject to the further provisions of this Agreement, Executive shall not disclose any Confidential Information to any Person other than as approved by the Company in writing in advance, and Executive shall not use for the Executive's own purposes or for any purpose other than those of the Company and its Affiliates any Confidential Information until such Confidential Information has been otherwise publicly disclosed. Without limiting the generality of the foregoing, Executive agrees that, except as permitted in writing by the Company, he will not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning or in any way related to Confidential Information or, subject to Section 4.10, any confidential matters concerning his employment at the Company. Executive agrees that any disclosure by him of any of the Confidential Information shall constitute a material breach of this Agreement and of his fiduciary obligations to the Company.

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

          (c) For purposes of this Section 3.01, "Confidential Information" does not include information which (i) is or becomes generally available to the public other than as a result of disclosure by Executive, or (ii) was within the Executive's possession prior to being furnished to the Executive by or on behalf of the Company or its Affiliates, provided that the Executive did not receive such information in a fiduciary capacity and provided further that the scope of such information was not known to the Executive to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company or any of its Affiliates or any other Person with respect to such information.

          (d) If Executive is requested or required (by oral questions, interrogatories, requests for information or documents in connection with any legal proceedings, subpoena, civil investigative demand or other similar process) to disclose any Confidential Information, then Executive shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. If, in the absence of a protective order or other remedy or the receipt of a waiver from the Company, the Executive is, in the written opinion of counsel reasonably acceptable to the Company (the reasonable attorney's fees and costs of which opinion the Company shall reimburse), legally compelled to disclose Confidential Information to any tribunal or else stand liable for contempt, or suffer other censure or penalty, then Executive may, without liability hereunder, disclose to such tribunal only that portion of the Confidential Information which such counsel advises the Executive is legally required to disclose, provided that Executive exercises commercially reasonable efforts to preserve the confidentiality of the Confidential Information, including, without limitation, by cooperating with the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information by such tribunal.

          (e) Without limiting the provisions of Section 2.06, all files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computer disks, software products and lists that have in the past or may in the future come into the possession or control of the Executive as a result of his being an employee of or consultant to the Company shall at all times remain as the property of the Company and not of the Executive. At the time required by Section 2.06, and at any other time or times demanded by the Company, Executive shall deliver promptly to the Company all such property in the possession of the Executive or directly or indirectly under the control of the Executive. Executive agrees not to make, for the use of the Executive or of any other Person, reproductions or copies of any such property or other property of the Company.

     SECTION 3.02 STOCK ACTIVITY. Executive hereby agrees that from the date hereof until the second anniversary of the Effective Date, Executive shall not:

          (a) Acquire, by purchase or otherwise (except pursuant to Executive's participation in employee benefit plans), offer to acquire or obtain the right to acquire, propose to acquire, announce any intention or plan to acquire, or announce or make any request for permission to acquire, directly or indirectly, any shares of Voting Stock, or any other security convertible into or exercisable or exchangeable for Voting Stock, unless (i) following such acquisition and after giving effect thereto, the Executive and any Group of which he is a member, would not be directly or indirectly the beneficial owners of more than five percent (5%) of the outstanding shares of Voting Stock of the Parent, the Company or any Affiliate thereof, as the case may be, and (ii) such acquisitions or offers or agreements to acquire are made in open market transactions (or pursuant to the Equity Plans);

          (b) Directly or indirectly engage in, or become a member of a Group which is engaging or which subsequently engages in, any tender offer or exchange offer for any shares of Voting Stock;

          (c) Take any other action, participate in or become a member of any Group, or make any proposal, offer to acquire or obtain a right to acquire, propose to acquire, announce any intention or plan to acquire, or announce or make any request for permission to acquire, directly or indirectly or alone or together with others, control of the Company or of any Affiliate of the Company or of any division, business segment or significant amount of assets of the Company or of any Affiliate of the Company;

          (d) Enter into any voting agreement or proxy arrangement with respect to shares of Voting Stock, or deposit any shares of Voting Stock into any voting trust or similar entity, as a result of which the voting rights associated with any or all of Executive's Voting Stock are vested in another Person, other than proxies (or their substitutes) designated by the Board of Directors of the issuer of such Voting Stock in proxy material for any meeting of stockholders of such issuer;

          (e) Conduct or become a participant in any solicitation of proxies with respect to Voting Stock, or make any announcement with respect to any solicitation of proxies, for the purpose of opposing a solicitation (for election of directors or otherwise) approved by a majority of the whole Board of Directors of the issuer of such Voting Stock, or present any proposal, or solicit or become a participant in the solicitation of proxies in favor of a proposal, for action at a meeting of the stockholders of such issuer, which is not approved by a majority of the whole Board of Directors of such issuer;

          (f) Enter into any plan, agreement or arrangement, or become a member of any Group, for the purpose of engaging in any activity prohibited by the foregoing paragraphs of this Section 3.02 ; or

          (g) Assist directly or indirectly any other Person in connection with such other Person's engaging in any activity which, if engaged in by the Executive, would constitute a violation of this Section 3.02.

     SECTION 3.03   INTENTIONALLY OMITTED.

     SECTION 3.04 NON-SOLICITATION; NON-DISPARAGEMENT; NON-INTERFERENCE. During the period that begins on the date hereof and that ends on the second anniversary of the Effective Date, Executive agrees that he will not, directly or indirectly, for his own benefit, for the benefit of any Person other than the Company or its Affiliates, or otherwise:

          (a) Solicit, encourage or induce, or assist any Person to solicit, encourage or induce, any officer, director, executive or employee of the Company or its Affiliates to leave his or her employment with the Company or its Affiliates for any reason, it being agreed that the foregoing shall not prohibit Executive from soliciting the employment of his current secretarial assistant;

          (b) Induce or attempt to induce any customer, supplier, financier, government agency, independent contractor, developer, promoter or other Person having any business or regulatory relationship with the Company or any of its Affiliates to cease, reduce or alter the nature, amount or terms of business conducted or regulatory oversight or practices followed with respect to the Company or any of its Affiliates or to engage in any business, regulatory or other activity which might materially harm the Company or any of its Affiliates or which is opposed by the Company and its Affiliates;

          (c) Make or cause to be made any public statement that is disparaging of the Company or any of its Affiliates or their respective businesses or that materially injures the business or reputation of the Company or any of its Affiliates or their respective businesses; or

          (d) Directly or indirectly advise, consult or discuss with, provide information to, or assist any Person, including any holder of phantom options in the Company or any advisor or representative of any such holder, or make any comment or offer or provide any opinion or otherwise make statements, concerning the phantom options, or the grant, appreciation, value, or exercise thereof, or any transaction or proposed transaction in respect of such phantom options, including without limitation any planned or actual exchange offer by the Company therefor, or any interpretation or action by the Company planned or actually made with respect to such phantom options, or any claims or proceedings, whether pending or threatened, relating to such phantom options, without the prior written consent of the Chief Executive Officer of the Company, except and to the extent compelled by law.

     SECTION 3.05 OWNERSHIP OF WORKS. As between the Company and Executive, the Company shall be the sole and exclusive owner, throughout the universe, in perpetuity, of all right, title, interest, benefits and profits of every kind and nature whatsoever, whether now known or unknown, in, to and from all programs, financial or business plans, all non-generic ideas and concepts, logos, discoveries, trade secrets, prospect lists, or other tangible work product and materials (including, without limitation, tangible materials containing market, financial and other research) of every kind and nature whatsoever (collectively, the "Works") written, conceived, developed, furnished or created by or under the auspices of Executive in connection with his performance of duties as an employee of or consultant to the Company, and all results, benefits and proceeds of such Works (all of such Works, results, benefits and proceeds being collectively referred to as the "Materials"). All of such Materials shall constitute a "work made for hire" for the Company within the meaning of the United States Copyright Act of 1976, as amended. In the event that the Materials or any portion thereof are for any reason whatsoever not deemed to be a "work made for hire" for the Company, Executive hereby grants and assigns to the Company all right, title, interest, benefits and profits of every kind and nature whatsoever, whether now known or unknown, in, to and from the Materials. As between the Company and Executive, the Company shall at all times have the perpetual and exclusive right to exploit such Materials and all works derived therefrom throughout the universe, and all revenues and other benefits and profits derived by the Company from such exploitation, as between the Company and Executive, shall be the sole and exclusive property of the Company. Executive agrees to execute, and to cause each of his employees or agents to execute, any and all formal assignments, recordations and any other documents which the Company reasonably deems are necessary or desirable to effectuate and/or evidence the Company's rights in and to the Materials.

     SECTION 3.06 COOPERATION WITH LEGAL PROCESS. From and after Executive's employment with the Company, the Company shall, consistent with the Company's then existing policies for indemnification of officers, continue to indemnify Executive for his activities as an officer, director and employee of the Company to the extent provided under and permitted by, and subject to the provisions and conditions of, law and the charter documents of the Company in effect at the time, as though Executive remained an officer, director and/or employee of the Company. In return, Executive agrees to provide reasonable cooperation and assistance to the Company, when and as requested by the Company and without charge to the Company except for the Executive's reasonable and bona fide out-of-pocket costs (including reasonable attorney's fees and costs), in connection with any and all pending or threatened claims, proceedings and investigations (whether on behalf of or against the Company) arising out of, or alleged to arise out of, facts or circumstances existing during the term of Executive's employment by the Company. Should reasonable cooperation from Executive require more than two (2) consecutive days in any two (2) month period, the Company will provide Executive with reasonable compensation for such excess time actually expended by Executive.


                        ARTICLE 4:    GENERAL PROVISIONS


     SECTION 4.01 OPPORTUNITY TO REVIEW WITH COUNSEL. Executive represents that he has discussed all aspects of this Agreement with an attorney of his choice, that he has carefully read and fully understands all of the provisions of this Agreement and that he is voluntarily entering into this Agreement.

     SECTION 4.02 CHOICE OF LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, without reference to the choice of law doctrine of California.

     SECTION 4.03 REMEDIES. The rights and remedies of each party under this Agreement are not, except as expressly provided herein to the contrary, to the exclusion of each other or of any other rights or remedies of such party. Each party may exercise or decline to exercise any one or more of its rights and remedies without waiver of any such subsequent exercise of such right and remedy or any other rights and remedies of such party. Executive acknowledges that the Company cannot be properly protected from adverse consequences if Executive should default under specified provisions of this Agreement. Accordingly, the Executive agrees that in the event of any breach or threatened breach by Executive of any of the provisions of Sections 3.01, 3.02, 3.04 or 3.05 of the Agreement or of any warranty or representation in the Form of General Release or the Form of Age Discrimination Release, the Company, in addition to any other right or relief to which it may be entitled, shall be entitled to an order enjoining such breach or threatened breach and specifically enforcing Executive's compliance with the provisions thereof, Executive agreeing that he is hereby estopped and prohibited from arguing that damages are an adequate remedy for any such breach or threatened breach or that such equitable relief is inappropriate under the circumstances.

     SECTION 4.04 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the provisions hereof is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions hereof are implemented and enforced as originally contemplated to the greatest extent possible.

     SECTION 4.05 NO AMENDMENT; ENTIRE AGREEMENT; NO WAIVER. This Agreement and the Schedules and attachments hereto constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof. Without limiting the generality of the foregoing, Executive specifically represents and acknowledges that in executing this Agreement, he does not rely and has not relied on any representations or statements made by the Company, or any of the Company's agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement, or otherwise. This Agreement may not be amended except by an instrument in writing signed by the parties. Either party may (a) extend the time for the performance of any of the obligations or other acts of the other party, or (b) waive compliance with any of the agreements applicable to the other party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of a party to assert any of its rights hereunder shall not constitute a waiver of any of such right.

     SECTION 4.06 RIGHT OF OFFSET. The Company shall have the right to offset against amounts owed Executive by the Company (except for Deferral Plans and Retirement Benefits) any amounts which, in the future, Executive owes to the Company.

     SECTION 4.07 PARTIES IN INTEREST. This Agreement may not be assigned or transferred by either party, by operation of law or otherwise, without the prior written consent of the other party (which consent may be granted or withheld in the sole discretion of such other party). This Agreement shall be binding upon and inure solely to the benefit of the parties and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

     SECTION 4.08 NOTICES. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (a) if delivered personally to the Person to whom it is addressed, or
(b) when the same is actually received, if sent by a nationally recognized courier service (which provides proof of delivery), by registered or certified mail (postage and charges prepaid), or by facsimile (if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by a nationally recognized courier service (which provides proof of delivery) or registered or certified mail (postage and charges prepaid)), addressed as set forth in the Schedule of Addresses attached hereto and incorporated herein by reference or to such other address as such Person may from time to time specify by due notice.

     SECTION 4.09 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 4.10 PUBLICITY. Executive represents that neither he nor his representatives have communicated with any past, present or prospective employee of the Company or any of its Affiliates concerning the amounts payable under this Agreement and the parties agree that, for a period of at least six (6) months, they will keep the terms, amounts and facts of this Agreement completely confidential, and that they will not during such period disclose any information concerning this Agreement to anyone except their respective attorneys or accountants, including, but not limited to, any past, present or prospective employees of the Company or any of its Affiliates, except in each case as may be required by law, including, without limitation, filings required by the Company and/or by the Parent with the Securities and Exchange Commission. The parties agree that any press release by the Company in respect of the end of Executive's employment with the Company shall simply refer to the fact that Executive has resigned from the Company.

     SECTION 4.11 HEADINGS. The descriptive headings contained in this Agreement and table of contents of this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 4.12 ATTORNEYS FEES. In any litigation or proceeding relating to this Agreement, the prevailing party shall be entitled to recover its costs and reasonable attorney fees.

     SECTION 4.13 FURTHER ASSURANCES. The parties agree to execute such further instruments and perform such further acts as may be reasonably necessary to carry out the intent and purposes of this Agreement.

     SECTION 4.14 ADDITIONAL COVENANTS OF THE COMPANY. The Company agrees that, for a period of two (2) years from the Effective Date, the Company and its Affiliates will not publicly issue any press release that disparages, or materially injures the business or reputation of, the Executive, and will make reasonable efforts to prevent their executive officers and official spokespersons from making public statements on behalf of the Company or its Affiliates that are disparaging of Executive or materially injure his business or reputation. The Company further agrees to exercise reasonable efforts to cause personal mail addressed to Executive to be forwarded to him in a timely fashion (Executive agreeing to make reasonable efforts to notify third parties of the change in his business address).

     SECTION 4.15 DISPUTE RESOLUTION. All disputes arising out of or relating to this Agreement shall be resolved pursuant to the reference procedure set forth in California Code of Civil Procedure 638 et seq. The parties hereby agree to submit to the jurisdiction of the Superior Court of Los Angeles County for such purpose. Each party hereby acknowledges that it is waiving any right to a trial by jury. Either party may initiate the procedure set forth in this Section by providing the other party with notice setting forth the nature of the dispute. The parties shall designate to the Superior Court a referee who is an active attorney or retired judge living in Los Angeles County who shall resolve the dispute. If the parties are unable to designate a referee within 20 days after the receipt of the original referral notice, the parties shall request that the Superior Court appoint a referee. In connection with any proceeding pursuant to this Section, the parties shall have all discovery rights which would have been available had the matters which are the subject of the dispute been decided by the Superior Court. Discovery proceedings may be noticed and commenced immediately after delivery of the original referral notice. The hearing before the referee shall begin no later than 60 days after the receipt of such referral notice. All discovery in connection with the reference procedure shall be concluded no later than 15 days prior to the commencement of the hearing. Judgment upon the award rendered by the referee shall be entered in the Superior Court. Nothing in this Section shall be construed to impair the right of either party to appeal from such judgment.

     SECTION 4.16 APPROVALS. The effectiveness and implementation of this Agreement are subject to the approval of the Board of Directors of the Company and, at the Company's election, the Compensation and Executive Personnel Committee of the Board of Directors of the Parent.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                             /s/ S Linn Williams
                             ---------------------
                             S. Linn Williams


                          EDISON MISSION ENERGY


                          By:/s/ Alan J. Fohrer
                             ---------------------

                          Title:Pres & CEO
                                ------------------

                          By:
                             ---------------------

                          Title:
                                ------------------

                             SCHEDULE OF ADDRESSES



     Notices to the Company and to the Parent shall be addressed as follows:


          Chief Executive Officer
          Edison Mission Energy
          18101 Von Karman Avenue
          Suite 1700
          Irvine, California  92612-1046

          FAX:  949-757-0807

     Notices to the Executive shall be addressed as follows:

          66 Acacia Road
          London NW8 6 A E
          United Kingdom
          FAX:  011-44171-722-0767

     With a courtesy copy to:

          Ronald M. Greenberg, Esq.
          Rosenfeld, Meyer & Susman
          9601 Wilshire Blvd., 4/th/ Floor
          Beverly Hills, California 90210

          FAX:  (310) 271-6430

                      SCHEDULE OF DEFERRED COMPENSATION*



Balance as of January 27, 2000:
Edison 401(k) Savings Plan and Profit Sharing       U.S.$ 77,032


Balance as of January 31, 2000:
Executive Deferred Compensation Plan (EDCP)         U.S.$588,652

               Total                                U.S.$665,684



* Additional amounts, if any, arising from Profit Sharing amounts for the 1999 year will be added in the ordinary course when calculated. All benefits under these Plans are subject to the expressed terms of the relevant Plans.

                    SCHEDULE OF OTHER TERMINATED BENEFITS*


     Employee Life Insurance
     Executive Incentive Compensation Plan
     Long-Term Incentive Compensation Plan
     Equity Compensation Plan
     Affiliate Long Term Incentive Program
     401(k) Savings Plan
     Executive Deferred Compensation Plan
     Option Gain Deferral Plan
     Executive Retirement Plan
     Retirement Plan
     Estate and Financial Planning
     Comprehensive Disability and Executive Disability Plan
     Long-Term Disability
     Dependent Life Insurance
     Dependent AD&D Insurance
     Dependent Care Reimbursement Account
     Vacation
     Vacation Buying and Selling
     Holidays
     Personal Use of Company Car/Auto Allowance/Driver
     Executive Physical
     Accidental Death and Dismemberment
     24-Hour Business Travel Accident Insurance
     Club Memberships
     Health Care Reimbursement Account
     Preventive Health Care Account
     Employee Assistance Plan (EAP)
     Retiree Health Care and Medicare





________________________
* Executive is entitled to any vested benefits and/or balances in any of the above plans but will have no further entitlements under any of the plans except as otherwise provided in this Agreement.

                     SCHEDULE OF RETIREMENT BENEFITS(1)(2)


Projected annual and lump-sum values(3)

                                              Executive          Retirement
                                           Retirement Plan         Plan
                                           ---------------       ----------
Annual Value of Life Annuity
----------------------------

Payment commencing April 1, 2002                 N/A             U.S.$6,420

Payment commencing July 1, 2002              U.S.$31,200              N/A

Lump Sum Value
--------------

As of March 1, 2000                              N/A            U.S.$84,000 (4)

As of July 1, 2002                       U.S.$358,000 (4)(5)          N/A

---------------------------

  (1) All benefits under these Plans are subject to the express terms of the relevant Plans.

  (2) Benefit payment commencement on April 1, 2000 for the Retirement Plan and July 1, 2002 (age 55) for the Executive Retirement Plan, assuming last day of employment is during February 2000.

  (3) Assumes Executive receives a bonus of 50% of base pay (125% of his target bonus of 40%) for 1999.

  (4) The annuity value of the Retirement Plan is determined as of the assumed payment commencement date using a 6.07% interest rate. The lump sum for the Executive Retirement Plan uses an interest rate of 7.33%.

  (5) Lump-sum distributions are not available for those employees terminating prior to age 55. This value is shown for illustrative purposes only.

                        SCHEDULE OF VESTED OPTIONS


          -----------------------------------------------------
           Date       Grant     Vesting      Grant       Vested
           Grant      Type      Schedule     Price       Shares
          -----------------------------------------------------
           1/3/95     EME          3       $154.2317     19,890

           1/2/96     EME          3       $181.0666     14,700

           1/2/97     EME          3       $226.6772      9,900

           1/4/98     EME          4       $313.8153      1,610

           1/4/99     EME          4       $334.4392      1,150
                                                         ------
                     Total                               47,250

                            FORM OF GENERAL RELEASE

          THIS GENERAL RELEASE ("Release") is being delivered as of February 5, 2000 by S. Linn Williams (the "Executive") to Edison Mission Energy, a California corporation (the "Company"), pursuant to Section 2.07 of that certain agreement related to Executive's employment with the Company being executed concurrently herewith by Executive and the Company (the "Agreement"). All capitalized terms not otherwise defined herein have the same meaning as is given to them in the Agreement.

          (a) Executive, on behalf of himself and his descendants, ancestors, heirs, executors, successors, assigns and administrators (collectively, "Releasor"), hereby releases, remises, acquits and forever discharges, and agrees to indemnify and hold harmless, (x) the Company, (y) each of its Affiliates, and (z) each of its and/or their partners, predecessors, successors, assigns, officers, directors, shareholders, representatives, insurers, attorneys, employees and agents, past, present and future, in their respective capacities as such (collectively, "Releasees"), from and against any and all claims, demands, obligations, causes of action, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether arising under the law of any jurisdiction in the United States or of any foreign jurisdiction, whether now known or unknown, suspected or unsuspected, matured or unmatured, and whether concealed or hidden (collectively, "Claims"), which Executive now owns or holds or has at any time heretofore owned or held or had, or may at any time own or hold or have, against the Releasees or any of them, including, but not limited to any Claim arising out of or in any way connected to any transactions, occurrences, acts or omissions regarding or relating to his employment with the Company, or the end of his employment with the Company, including, but not limited to, Claims arising from any alleged violation by the Company of any federal, state or local constitutions, statutes, ordinances or common laws, including but not limited to, the California Fair Employment and Housing Act, Employee Retirement Income Security Act, Americans With Disabilities Act and Title VII of the Civil Rights Act of 1964 and/or the Civil Rights Act of 1991.

          (b) Except for those matters that are expressly excluded, the release set forth herein is intended as a release of all Claims that the Releasor may have against the Releasees or any of them, whether now known or unknown. In furtherance thereof, Executive expressly waives and relinquishes any right to assert hereafter that any claim, demand, obligation and/or cause of action has, through ignorance, oversight, error or otherwise, been omitted from the terms of this Agreement. Executive makes this waiver with full knowledge of his rights, after consulting with legal counsel, and with specific intent to release both his known and unknown claims. Accordingly, Releasor specifically waives all rights and benefits afforded by California Civil Code Section 1542 and does so understanding and acknowledging the significance of such specific waiver of such statutory protection, which provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Thus, notwithstanding the foregoing provisions of the California Civil Code, and for the purposes of implementing a full and complete release and discharge of the Releasees, Executive expressly acknowledges that the foregoing release is intended to include in its effect, without limitation, all Claims that Executive does not know or suspect to exist in his favor at the time of the execution hereof, and the foregoing release contemplates the extinguishment of any such Claim or Claims except to the extent expressly set forth herein. Executive further acknowledges that he has been advised to consult with an attorney and is receiving compensation beyond that to which he is entitled. Executive acknowledges that he has been advised by his counsel and hereby confirms that his employment by the Company has been and is subject to California law.

          (c) Executive represents and warrants that he has not filed or caused to be filed any complaints, claim forms or charges against the Company, any of its Affiliates or any of its or their officers, directors, agents, employees or representatives with or before any local, state, federal or foreign governmental agency or court or any arbitrator or other tribunal (including without limitation, any Industrial Tribunal in England or Wales or English Courts), and no such complaint or charge by or on behalf of the Executive is currently pending. Executive further agrees not to file any complaints, claim forms, actions or charges of any nature against the Releasees relating to any event or alleged event including, but not limited to, those arising from Executive's employment with and/or separation from employment with the Company, which occurred from the beginning of time until the execution of this Release. Executive acknowledges that the Company has expressly relied on Executive's representation and warranty in this section in providing compensation and benefits under Article 2 of the Agreement in excess of what he would be entitled to in the absence of the Agreement. Accordingly, Executive acknowledges and agrees that if he should file or pursue any such claim in violation of this section, then the Company shall be entitled to injunctive relief against Executive to prevent him from pursuing any such claim and/or to rescind the Agreement and seek repayment of all such excess compensation and benefits.

          (d) Nothing in this Release shall be construed or interpreted as a release, acquittal, discharge or waiver of:

               (i) Executive's rights to the compensation, reimbursements, benefits and perquisites described in Article 2 of the Agreement;

               (ii) Any of the Company's other obligations arising under the Agreement;

               (iii) Any right which Executive now has or may have to claim indemnity (including advancement of expenses) for liabilities in connection with his lawful activities as a director, officer or employee of the Company and certain of its Affiliates, pursuant to the terms of any applicable statute, under any insurance policy, pursuant to the certificate or articles of incorporation, bylaws or similar charter documents of any Releasee, or pursuant to the terms of any applicable indemnification agreement to which Executive and the Company or any Affiliate of the Company are or have been parties; or

               (iv) Claims arising under the Federal Age Discrimination in Employment Act.

          (e)  The provisions of Section 4.01 through 4.05, 4.07, 4.08, and
4.12 through 4.14 of the Agreement apply to this Release and are incorporated herein by reference as though fully set forth hereat.

     IN WITNESS WHEREOF, the Executive has executed and delivered this Release as of the day and year first above written.

                              /s/ S. Linn Williams
                              ______________________________________
                                S. Linn Williams

                      FORM OF AGE DISCRIMINATION RELEASE

          THIS AGE DISCRIMINATION RELEASE ("Release") is being delivered as of February 5, 2000 by S. Linn Williams (the "Executive") to Edison Mission Energy, a California corporation (the "Company"), pursuant to Section 2.07 of that certain agreement related to Executive's employment with the Company being executed concurrently herewith by Executive and the Company (the "Agreement"). All capitalized terms not otherwise defined herein have the same meaning as is given to them in the Agreement.

          (a) Executive, on behalf of himself and his descendants, ancestors, heirs, executors, successors, assigns and administrators (collectively, "Releasor"), hereby releases, remises, acquits and forever discharges, and agrees to indemnify and hold harmless, (x) the Company, (y) each of its Affiliates, and (z) each of its and/or their partners, predecessors, successors, assigns, officers, directors, shareholders, representatives, insurers, attorneys, employees and agents, past, present and future, in their respective capacities as such (collectively, "Releasees"), from and against any and all claims, demands, obligations, causes of action, debts, expenses, damages, judgments, orders and liabilities of whatever kind or nature, in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, matured or unmatured, and whether concealed or hidden (collectively, "Claims"), which Executive now owns or holds or has at any time heretofore owned or held or had, or may at any time own or hold or have, against the Releasees or any of them, arising out of or in any way connected to the Federal Age Discrimination in Employment Act.

          (b) Except for those matters that are expressly excluded, the release set forth herein is intended as a release of all Claims that the Releasor may have against the Releasees or any of them, whether now known or unknown, arising under the Federal Age Discrimination in Employment Act. In furtherance thereof, Executive expressly waives and relinquishes any right to assert hereafter that any such claim, demand, obligation and/or cause of action has, through ignorance, oversight, error or otherwise, been omitted from the terms of this Agreement. Executive makes this waiver with full knowledge of his rights, after consulting with legal counsel, and with specific intent to release both his known and unknown claims. Accordingly, Releasor specifically waives all rights and benefits afforded by California Civil Code Section 1542 and does so understanding and acknowledging the significance of such specific waiver of such statutory protection, which provides as follows:

          "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Thus, notwithstanding the foregoing provisions of the California Civil Code, and for the purposes of implementing a full and complete release and discharge of the Releasees in respect of Claims arising under Federal Age Discrimination in Employment Act, Executive expressly acknowledges that the foregoing release is intended to include in its effect, without limitation, all Claims arising under such Act that Executive does not know or suspect to exist in his favor at the time of the execution hereof, and the foregoing release contemplates the extinguishment of any such Claim or Claims except to the extent expressly set forth herein. Executive acknowledges that he has been advised by his counsel and hereby confirms that his employment by the Company has been and is subject to California law.

          (c) Executive acknowledges that as of the date hereof, he will have had at least twenty-one (21) days to consider the terms of the release set forth herein and that he has been advised that he has a period of seven (7) days following his execution of this Release in which to revoke the entire release granted hereby and that any such revocation must be in writing, signed by Executive, and hand delivered to the Chairman of the Board of the Company prior to the expiration of such seven (7) day period. Executive further acknowledges that he has been advised to consult with an attorney and is receiving compensation beyond that to which he is entitled.

          (d) Executive represents and warrants that he has not filed or caused to be filed any complaints or charges against the Company, any of its Affiliates or any of its or their officers, directors, agents, employees or representatives with or before any local, state or federal governmental agency or court or any arbitrator or other tribunal arising under the Federal Age Discrimination in Employment Act, and no such complaint or charge by or on behalf of the Executive is currently pending. Executive further agrees not to file any such complaints, actions or charges of any nature against the Releasees relating to any event or alleged event including, but not limited to, those arising from Executive's employment with and/or separation from employment with the Company, which occurred from the beginning of time until the execution of this Release. Executive acknowledges that the Company has expressly relied on Executive's representation and warranty in this section in providing compensation and benefits under Article 2 of the Agreement in excess of what he would be entitled to in the absence of the Agreement. Accordingly, Executive acknowledges and agrees that if he should file or pursue any such claim in violation of this section, then the Company shall be entitled to injunctive relief against Executive to prevent him from pursuing any such claim and/or to rescind the Agreement and seek repayment of all such excess compensation and benefits.

          (e) Nothing in this Release shall be construed or interpreted as a release, acquittal, discharge or waiver of:

                    (i) Executive's rights to the compensation, reimbursements, benefits and perquisites described in Article 2 of the Agreement;

                    (ii) Any of the Company's other obligations arising under the Agreement; or

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

                    (iii) Any right which Executive now has or may have to claim indemnity (including advancement of expenses) for liabilities in connection with his lawful activities as a director, officer or employee of the Company and certain of its Affiliates, pursuant to the terms of any applicable statute, under any insurance policy, pursuant to the certificate or articles of incorporation, bylaws or similar charter documents of any Releasee, or pursuant to the terms of any applicable indemnification agreement to which Executive and the Company or any Affiliate of the Company are or have been parties.

          (f)  The provisions of Section 4.01 through 4.05, 4.07, 5.08, and
4.12 through 4.14 of the Agreement apply to this Release and are incorporated herein by reference as though fully set forth hereat.

     IN WITNESS WHEREOF, the Executive has executed and delivered this Release as of the day and year first above written.

                              /s/ S. Linn Williams
                              ______________________________________
                                    S. Linn Williams

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